Exhibit 10.12

Irv Alpert
Executive Vice President, Business Development
2010 Variable Compensation Plan
Objective:  Focus on Greater Transaction Value

2010 Corporate Accounts IOP1 Bookings Plan
New Bookings*	Transaction Value2	% Commission	% Accelerated Commission
>$250,000	14%	20%
$100,000 - $249,000	10%	15%
$30,000 – $99,000	7%	10%
$20,000 - $29,000	4%	4%
<$20,000	1%	1%
Renewed Accounts*	Percentage of Existing Accounts Renewed	% Commission
Up to 80%	3%
Above 80%	7%
New Bookings from National Account*	Transaction Value	% Commission
>$20,000	7%
Renewed Bookings from National Account*	Percentage of IOP Bookings Plan	% Commission
Up to 80%	0%
Above 80%	5%
*           Commission paid quarterly.

1 Internal Operating Plan

2 Mr. Alpert shall receive a commission for any pilot transaction that results in a New Booking within six months of execution of the pilot equal to the % Commission set forth above less any commissions already paid for the pilot transaction.